                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-00000) of Advanced Aerodynamics & Structures, Inc. for the registration of 20,268,303 shares of its common stock, of our report dated March 6, 2000, with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Long Beach, California
February 5, 2001